Exhibit 2.2

AMENDMENT NO. 1
TO
PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of April 9, 2013 to that certain Purchase Agreement (the “Agreement”), dated as of April 3, 2013, is made and entered into by and among AW SOLUTIONS, INC., a Florida corporation (“AW Solutions”), AW SOLUTIONS PUERTO RICO, LLC, a Puerto Rico limited liability company (“AWPR,” and collectively with AW Solutions, the “Company”), KEITH W. HAYTER (“Hayter”), BOBBY A. VARMA (“Varma”), JAMES PARTRIDGE (“Partridge”), EMMANUEL POULIN (“Poulin”), JEFFREY DUBAY (“DuBay”) (each of Hayter, Varma, Partridge, Poulin and DuBay, a “Seller,” and collectively, the “Sellers”) and INTERCLOUD SYSTEMS, INC., a Delaware corporation (“Buyer”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, Buyer and the Sellers desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

Section 1.  Amendment to Agreement.

1.1           Section 1.1 of the Agreement is hereby amended by inserting the following definition after the definition of Closing Cash Balance:

““Closing Cash Balance Statement” means a statement prepared in accordance with GAAP, consistent with Sellers’ past practices, that calculates the Closing Cash Balance.”

1.2.           Section 2.2(d) of the Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(d)           Equity.  Within three (3) Business Days of the earlier of (i) the closing of the offering of securities to be conducted by Buyer under the Form S-1 Registration Statement (SEC File No. 333-185293) filed by Buyer with the SEC on December 5, 2012, as amended, and (ii) June 30, 2013, Buyer will issue to the Sellers an aggregate number of unregistered shares (the “Buyer Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) equal to the quotient of (x) $2,607,803.75 (one-and-one-quarter times (1.25x) the Closing EBITDA) divided by (y) Three Dollars and Twenty Cents ($3.20) (the “Closing Share Price”). The Buyer Shares shall bear such restrictive legends as are required under applicable Law.”

1.3. Section 8.3(b) of the Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(b)           [RESERVED]”

Section 2.  Remainder of Agreement.  Except as set forth herein, the Agreement is ratified and confirmed in all respects.  All other terms and conditions of the Agreement not in conflict with the terms of this Amendment shall remain in full force and effect.

Section 3.  Governing Law.  This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York and not by choice of law principles or the laws of any other state.

Section 4.  Entire Agreement and Amendments.  The Agreement, as amended by this Amendment, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

Section 5.  Counterparts.  This Amendment (or the signature pages hereof) may be executed in any number of counterparts; all such counterparts shall be deemed to constitute one and the same instrument; and each of said counterparts shall be deemed an original hereof.

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This Amendment has been executed by AW Solutions, AWPR, the Sellers and Buyer as of the date first above written.

BUYER:

Intercloud Systems Inc.,

By: /s/ Lawrence Sands
Lawrence Sands
Senior Vice President

COMPANY:

AW Solutions, Inc.,

By: /s/ Keith W. Hayter
Keith W. Hayter
President

AW Solutions Puerto Rico, LLC

By: /s/ Keith W. Hayter
Keith W. Hayter
President

SELLERS:

/S/ Keith W. Hayter
Keith W. Hayter

/s/ Bobby A. Varma
Bobby A. Varma

/s/ James Partridge
James Partridge

/s/ Emmanuel Poulin
Emmanuel Poulin

/s/ Jeffrey DuBay
Jeffrey DuBay